UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2003

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On May 5 2003, Gottschalks Inc. (the "Company") issued a press release announcing a common stock repurchase program for the purchase of up to one million shares during the remainder of fiscal 2003. A copy of this press release is attached hereto as Exhibit 99.1. In connection with this announcement, the Company obtained permission for the repurchase program from the Lenders in its revolving credit facility. A copy of the Seventh Amendment to the revolving credit facility agreement is attached hereto as Exhibit 99.2.

Item 7. Exhibits
Exhibit No.	Description
99.1	Press Release dated May 5, 2003.
99.2

Seventh Amendment to Credit Agreement dated May 2, 2003, by and among Gottschalks Inc., General Electric Capital Corporation, The CIT Group/Business Credit, LaSalle Retail Finance and Foothill Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

May 5, 2003	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

May 5, 2003	By: /s/ Michael S. Geele Michael S. Geele Senior Vice President and Chief Financial Officer